U.S SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM SB-2/A
REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933
USA TELCOM INTERNATIONALE
(Name of Small Business Issuer in its charter)

Nevada                             8700                          88-0408213
(State or Jurisdiction    (Primary Standard Industrial        (I.R.S. Employer
 Incorporation or         Classification Code Number)       Identification No.)
 Organization)

3360 West Sahara Avenue, Suite 200B, Las Vegas, Nevada 89102; (702) 876-6024.
                              Fax: 702-876-6144.
(Address and telephone number of Registrant's principal executive offices and principal place of business)

Allen Jones., 3360 West Sahara Avenue, Suite 200B, Las Vegas, Nevada 89102;
                      (702) 876-6024, fax: (702) 876-6144
         (Name, address, and telephone number of agent for service)

Approximate date of proposed sale to the public: As soon as practicable after this Registration Statement becomes effective.

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration number of the earlier effective registration statement for the same offering.

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities
Act registration statement number of the earlier effective registration statement for the same offering.
If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities
Act registration statement number of the earlier effective registration statement for the same offering.
If the delivery of the prospectus is expected to be made pursuant to Rule 434, check the following box.



CALCULATION OF REGISTRATION FEE

Title of each       Amount to be     Proposed      Proposed      Amount of
class of             registered      maximum       maximum     registration fee
securities to be                  offering price   aggregate
registered                          per unit      offering price

Common shares       15,000,000       $0.10         $1,500,000      $XX.XX

The registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until the registration statement shall become effective on such date as the Commission, acting pursuant to said Section
8(a), may determine.





										Initial Public
										Offering
Prospectus

USA TELCOM INTERNATIONALE
15,000,000 shares of Common Stock
$0.10 per share


Registrant
USA TELCOM INTERNATIONALE
3360 W. Sahara, Suite 200B
Las Vegas, NV 89102


Registrant's Attorney
Shawn F. Hackman
3360 W. Sahara, Suite 200
Las Vegas, NV 89102

                                               _________________________
The Offering

                                             Per Share                Total
Public Price                                   $0.10              $1,500,000.00

Proceeds to
USA Telcom Internationale                      $0.10              $1,500,000.00


This is our initial public offering, and no public market currently exists for our shares. The offering price may not reflect the market price of our shares after the offering.

                        ________________________

The title of each class of securities to be registered is Common Shares.

The amount to be registered is 15,000,000 shares.

Not traded on any national securities exchange or the Nasdaq Stock Market.

This investment involves a high degree of Risk. You should purchase shares only if you can afford a complete loss. Please consider carefully the risk factors contained in this prospectus.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus is truthful complete. Any representation to the contrary is a criminal offense.

Information contained herein is subject to completion or amendment. The registration statement relating to the securities has been filed with the Securities and Exchange Commission. The securities may not be sold nor may offers to buy be accepted prior to the time the registration statement becomes effective. This prospectus shall not constitute an offer to sell or the solicitation of an offer to buy nor shall there be any sale of these securities in any State in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such State.

Subject to Completion, Dated _______________, 2000.

The shares being offered by USA Telcom Internationale are subject to prior sale, acceptance of the subscriptions by USA Telcom Internationale and approval of certain legal matters by counsel to USA Telcom Internationale.

This is our initial public offering of common stock.
The initial offering price per share is $.10. We will apply to list our common stock on the OTC:BB. No public market currently exists for the shares of common stock.

USA Telcom Internationale has the right to accept or reject any subscriptions, in whole or in part, for any reason. Until ______ 2000, all dealers effecting transactions in registered securities may be required to deliver a
prospectus   This is true whether or not the dealer is
participating in this distribution. Dealers also have an obligation to deliver a prospectus when acting as underwriters and with respect to their unsold allotments or subscriptions.

This prospectus is not an offer to sell or a solicitation to buy the securities offered. It is unlawful to make such an offer or solicitation.

Neither delivery of this prospectus, nor a sale of the mentioned securities shall create an implication that there has been no change in the information in this prospectus. If a material change does occur, however, this prospectus will be amended or supplemented accordingly for all existing shareholders and prospective investors.

This prospectus does not intentionally contain a false statement or material fact, nor does it intentionally omit a material fact. No person or entity has been authorized by USA Telcom Internationale to give any information or make a representation, warranty, covenant, or agreement which is not expressly provided for or continued in this prospectus. Any such information that is given should not be relied upon as having been authorized.

USA Telcom Internationale is not a Reporting Company. Upon written or oral request, any person who receives a prospectus will have an opportunity to meet with representatives of USA Telcom Internationale to verify any of the information included in the prospectus and to obtain additional information.
Such a person shall also, upon written or oral request, receive a copy of any information that is incorporated by reference in the prospectus and the address (including title or department) and telephone number. Such information shall be provided without charge.

All offerees and subscribers will be asked to acknowledge in the subscription agreement that they have read this prospectus carefully and thoroughly, they were given the opportunity to obtain additional information;
and they did so to their satisfaction.


No commissions are anticipated. No sales commission will be paid in connection with the sales of these shares. The net proceeds to USA Telcom Internationale are after the payment of certain expenses in connection with this offering. See "Use of Proceeds."






















Table of Contents


MEMORANDUM SUMMARY                                          1
RISK FACTORS                                                2
USE OF PROCEEDS                                             5
DETERMINATION OF OFFERING PRICE                             6
DILUTION                                                    7
PLAN OF DISTRIBUTION                                        8
LEGAL PROCEEDINGS                                           9
DIRECTORS, EXECUTIVE OFFICERS, PROMOTERS
AND CONTROL PERSONS                                        10
SECURITY OWNERSHIP OF CERTAIN
BENEFICIAL OWNERS AND MANAGEMENT                           11
DESCRIPTION OF SECURITIES                                  12
INTEREST OF NAMED EXPERTS AND COUNSEL                      13
DISCLOSURE OF COMMISSION POSITION ON
INDEMNIFICATION FOR SECURITIES ACT LIABILITIES             14
ORGANIZATION WITHIN LAST FIVE YEARS                        15
DESCRIPTION OF BUSINESS                                    16
MANAGEMENT'S DISCUSSION AND ANALYSIS OF PLAN OF OPERATION  17
DESCRIPTION OF PROPERTY                                    18
CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS             19
MARKET FOR COMMON EQUITY AND RELATED STOCKHOLDER MATTERS   20
EXECUTIVE COMPENSATION                                     21
FINANCIAL STATEMENTS                                       23
CHANGES IN AND DISAGREEMENTS WITH
ACCOUNTANTS ON ACCOUNTING AND FINANCIAL DISCLOSURE         25


MEMORANDUM SUMMARY

The following summary is qualified in its entirety by detailed information appearing elsewhere in this Memorandum. Each prospective investor is urged to read this Memorandum in its entirety.

USA TELCOM INTERNATIONALE

USA Telcom Internationale, (the "Company") is a Nevada corporation formed on November 5, 1998. USA Telcom Internationale's offices are located at 3360 W. Sahara, Suite 200B, Las Vegas, NV 89102, (702) 866-6024.
USA Telcom Internationale's principal business involves setting up telecommunication services in Vietnam. USA Telcom Internationale has minimal operations to date, but believes that it is positioned to take advantage of a coming boom in Vietnamese telecommunications. (See "DESCRIPTION OF THE BUSINESS.") Management has knowledge that loans are available from United States and Europe entities for business in this area. Management is actively exploring these financing options. Management has spend substantial time in contact with individuals and entities in the United States, Europe and Asia forming relationships (not yet contractual) which USA Telcom Internationale hopes to turn into profitable contract for USA Telcom Internationale.
Allen Jones has been actively engaged in telecommunications since 1993 with other companies.

THE OFFERING
USA Telcom Internationale is offering 15,000,000 shares of its common stock for sale in accordance with the terms of this Prospectus.

Securities Offered:

Total	                                           15,000,000 Shares

Offering Price Per Share:	                       $0.10

Shares Outstanding:

Before the Offering
Total	                                            200,000 Shares

After the Offering
Total	                                            15,000,000 Shares

USE OF NET PROCEEDS

If all the shares offered are sold, net proceeds to USA Telcom Internationale will be approximately $1,500,000. These proceeds will be used to purchase materials needed to initiate USA Telcom Internationale's entry into the marketplace. (See "USE OF PROCEEDS.")

Estimate use of proceeds ($US).

Operations- Las Vegas, Nevada

   Payroll- Employees                       $75,000
   Rent - office space                       18,000
   Payroll Taxes                              7,500
   Business and Health Ins.                   8,000
   Legal                                     25,000
   Accounting/Auditing                       20,000
   SEC fees                                   1,500
   Furniture-office                           3,000
   Supplies-office                            1,500
   Equipment-office                           5,000
   Telephone Equipment                        1,800
   Tel/Fax/E-mail/Internet                   12,000
   Auto and Auto Ins.                         5,000
   Taxi/Parking                                 800
   Gas/Maint./Repairs                         2,500
   Promotion and Entertainment                1,500
   Domestic Travel                            3,500
   International Travel                      15,000
                                            -------
   Operations Total                         206,600



Banking - Las Vegas, Nevada  USA

   Bank Deposits                           $887,650

   Secure International Letters of Credit      -

   Bank Fees on International Letters of
   Credit                                  (150,000)
   Paid from turnover/profits

   Bank Deposits                           $887,650

A memorandum of understanding has been signed for the purchase of USA Security Equipment by a Vietnam corporation. Which will be sold by USA Telcom Internationale estimated at $10,000,000 ($US) during the next twelve (12) month period.

Revenue/Turnover pending May 2000, $1,700,000 ($US) letter of credit to USA Telcom Internationale with estimated profit of $400,000 ($US).


   Pending



Operations - Ho Chi Minh City, Vietnam ($US)

   Payroll- Vietnam Country Manager and
            future Vice-President and
            Chief Operating Officer        $100,000

            Other Employees                  20,000

   Rent- Office                              30,000
   Payroll Taxes                             20,000
   Legal                                     30,000
   Accounting/Audit                          20,000

   Office Expenses-
   Furniture                                  2,500
   Supplies                                   2,000
   Equipment                                  6,000
   Telephone equipment                        2,000
   Telephone expenses/FAX/Internet/E-Mail    15,000

   Bank Fees                                  1,000
   Ford Mini-Van (manufactured in Vietnam)   23,000
   Taxi/Parking                                 600
   Gas/Maint./Repairs                         1,200
   Promotion and Entertainment                3,000
   Travel-Domestic                            5,000

   Operations     Total                    $281,300


Promotional and Entertainment expenses include $300 spent for the April
United States Trade Development Agency reception in Ho Chi Minh City, Vietnam. During meetings protocal provides for exchanges of small gifts.



Operations Hanoi, Vietnam    ($US)

   Payroll- Manager and future Vice-
            President for Vietnam
            Government Relations          $  12,000

   Payroll- Employees                        12,000

   Rent- Office                              12,000
   Payroll Taxes                              3,600
   Legal                                     30,000
   Accounting/Auditing                       10,000

   Office-Expenses

          Furniture                           3,500
          Supplies                            1,000
          Equipment                           5,000
          Telephone Equipment                 1,500

   Telephone/FAX/Internet/E-Mail              5,000
   Ford Mini-Van (Manufactured in Vietnam)   23,000
   Taxi/Parking                               1,000
   Gas/Maintenance/Repairs                    1,200
   Promotional/Entertainment                  2,400
   Travel- Domestic                           1,000
   Bank Fees                                    250

   Operations Sub-Total                    $124,450
                                           --------

Consulting and Success Fees to Vietnam Corporation for assisting with the following shall be paid out of revenue and Business Expansion Loans for Licensed Vietnam Telcomm projects.

Complete a Memorandum of Understanding, Ho Chi Minh City, for the stock purchase of a licensed Vietnam Telcomm Corp. and with the Vietnam government approval and licensing for an approximately $400,000,000 ($US) CDMA 1900-2000 Mhz PCS system project with estimated fifteen (15) year $3,000,000,000 ($US) turnover.

Complete an Memorandum of Understanding, Hanoi, for joint venture with a licensed Vietnam corporation with the Vietnam government approval and licensing for an approximately $250,000,000 ($US) international telecom gateway system project with estimated fifteen (15) year $2,000,000,000 ($US) turnover.

For feasibility studies through United States of America Trade Development Agency, and Loans subject to US Trade Development Agency, US Dept. of Commerce, US Export-Import Bank, US Overseas Private Investment Corp., and Citibank.

Consultants/CPA/Attorneys

Dennis Messervy   Accounting Las Vegas, Nevada

Grant Thorton     Audits  Las Angeles, California and Ho Chi Minh City, Vietnam

Sesto Vecchi      Ho Chi Minh City and Hanoi, Vietnam
                  USA citizen manager

Ms. Nguyen        Johnson, Stokes and Master
                  Ho Chi Minh City and Hanoi, Vietnam
                  USA citizen manager









RISK FACTORS

The shares offered hereby are highly speculative and involve a high degree of risk to the public investors and should be purchased only by persons who can afford to lose their entire investment.

The common stock is subject to the normal risks of fluctuating market prices. As USA Telcom Internationale's business is centered on Internet services, the stock value is subject further to continued interest in and use of the Internet, and the acceptance by the on-line community of USA Telcom Internationale's Internet-based offerings. In addition, holders of the common stock should not expect to receive dividends, and are not able to vote their shares cumulatively for election of directors. Because the stock is expected to be thinly traded, a purchaser may not be able to liquidate his or her investment immediately.
Other risks involve dilution, the lack of management's experience in this industry, USA Telcom Internationale's lack of operational history, competition from outside entities, a lack of diversification, the possible need for additional financing, and possible purchases by affiliates.

DILUTION

The offering involves a dilution in the per share book value of the Common Stock from the public offering price. (See "Description of Common Stock.")

RISK FACTORS

RISK FACTORS RELATING TO USA TELCOM INTERNATIONALE'S BUSINESS

USA Telcom Internationale has only recently begun operations. Although it is entering an area with impressive growth potential, there are very real risk factors that must be considered by potential investors. These include, but are not limited to, the following:

Lack of Prior Operations and Experience

USA Telcom Internationale is newly organized, has no significant assets, and has no revenues from operations. There can be no assurance that USA Telcom Internationale will operate at a profitable level in the future, or that USA Telcom Internationale will generate revenues.

Investment Valuation Determined by the Board of Directors

USA Telcom Internationale's Board of Directors is responsible for valuation of USA Telcom Internationale's investments. There are a wide range of values which are reasonable for an investment of USA Telcom Internationale's assets. Although the Board of Directors can adopt several methods for an accurate evaluation, ultimately the determination of fair value involves subjective judgment not capable of substantiation by auditing standards. Accordingly, in some instances it may not be possible to substantiate by auditing standards the value of USA Telcom Internationale's investments. USA Telcom Internationale's Board of Directors will serve as the valuation committee, responsible for valuing each of USA Telcom Internationale's investments. In connection with any future distributions which USA Telcom Internationale may make, the value of the securities received by investors as determined by the Board may not be the actual value that the investors would be able to obtain even if they sought to sell such securities immediately after a distribution. In addition, the value of the distribution may decrease or increase significantly subsequent to the distributee shareholders' receipt thereof, not withstanding the accuracy of the Board's evaluation.

Competition

USA Telcom Internationale may experience substantial competition in its efforts to attract retail merchants and customers. Other providers, many of whom have greater experience, resources, and managerial capabilities than USA Telcom Internationale, are in a better position to obtain access to attractive clientele. USA Telcom Internationale hopes to minimize this risk by seeking a specific niche in the internet marketplace. (See "DESCRIPTION
OF BUSINESS.")

Success of Management

Any potential investor is strongly cautioned that the purchase of the securities offered hereby should be evaluated in light of: (i) the limited diversification of the venture capital opportunities afforded to USA Telcom Internationale, (ii) the high-risk nature and limited liquidity of USA Telcom Internationale, and (iii) USA Telcom Internationale's ability to utilize funds for the successful development and distribution of revenues as derived by the revenues received by USA Telcom Internationale's yet undeveloped portfolio of clients, and any new potentially profitable ventures, among other things. USA Telcom Internationale can offer no assurance that any particular client and/or property under its management contract will become successful.

Lack of Diversification

The size of USA Telcom Internationale makes it unlikely that USA Telcom Internationale will be able to commit its funds to the acquisition of any major accounts until USA Telcom Internationale has a more well established track record, and USA Telcom Internationale may not be able to achieve the same level of diversification as larger entities engaged in this type of business. The lack of diversification may make the value of USA Telcom Internationale's proposed shares dependent, at least initially, on the success of a relatively few, and perhaps even one client.

Conflicts of Interest

The officers and directors may have other interests to which they devote substantial time and each will continue to do so notwithstanding the fact that management time may be necessary to the business of USA Telcom Internationale. As a result, certain conflicts of interest exist and will continue to exist between USA Telcom Internationale and its officers and directors which may not be susceptible to resolution. Conflicts of interest may arise in the area of corporate opportunities which can only be resolved through exercise by the officers and directors of such judgment as is consistent with their fiduciary duties to USA Telcom Internationale. It is the intention of management, so as to minimize any potential conflicts of interest, to present first to USA Telcom Internationale's Board of Directors any proposed investments for its evaluation.

Additional Financing Required

The proceeds from this Offering are expected to be sufficient for USA Telcom Internationale to become operational. Even if all of the shares are sold, the funds available to USA Telcom Internationale may not be adequate for it to be competitive in the industry. There is no assurance that additional funds will be available from any source when needed by USA Telcom Internationale for expansion; and, if not available, USA Telcom Internationale may not be able to expand its operation as rapidly as it could if such financing were available. Additional financing could come in the form of debt/preferred stock or a private placement of common stock. If additional shares were issued to obtain financing, investors in this offering see their percentage ownership of USA Telcom Internationale decrease. However, the book value of their shares would not be diluted, provided the additional shares are sold at a price greater than that paid by investors in this offering.

Absence of Cash Dividends

The Board of Directors does not anticipate paying cash dividends on the Common Stock for the forseeable future and intends to retain any future earnings to finance the growth of USA Telcom Internationale's business. Payment of dividends, if any, will depend, among other factors, on earnings, capital requirements, and the general operating and financial condition of USA Telcom Internationale, and will be subject to legal limitations on the payment of dividends out of paid-in capital. (See "DESCRIPTION OF SECURITIES - DIVIDENDS.")

RISK FACTORS RELATING TO THE NATURE OF THE OFFERING

Purchases by Affiliates

Certain officers, directors, principal shareholders, and affiliates may purchase a portion of the shares for investment purposes.

Possible Loss of Entire Investment

The shares offered hereby are highly speculative and involve a high degree of risk. They should not be purchased by any person who cannot afford the loss of his entire investment. A purchase of USA Telcom Internationale's stock in this Offering would be "unsuitable" for a person who cannot afford to lose his or her entire investment.

Dilution to Public

Assuming the sale of all Shares offered hereby, the net tangible book value of USA Telcom Internationale's Shares would be approximately $.XX per share, compared to the $XX public offering price. Accordingly, persons purchasing common stock in this Offering would suffer dilution of $XX per share to the net tangible book value.

Best Efforts Offering

The shares are offered by USA Telcom Internationale on an "best efforts" basis, and no individual, firm or corporation has agreed to purchase or take down any of the offered Shares. No assurance can be given that any or all of the shares will be sold

No Public Market for Company's Securities.

Prior to the Offering, there has been no public market for the Common Stock being offered. There can be no assurance that an active trading market will develop or that purchasers of the Common Stock will be able to resell their securities at prices equal to or greater than the respective initial public offering prices. The market price of the Common Stock may be affected significantly by factors such as announcements by USA Telcom Internationale or its competitors, variations in USA Telcom Internationale's results of operations, and market conditions in the industry in general. The market price may also be affected by movements in prices of stock in general.
As a result of these factors, purchasers of the shares offered hereby may not be able to liquidate an investment in the shares readily or at all.

No Cumulative Voting

Holders of the Common Stock are not entitled to accumulate their votes for the election of directors or otherwise. Accordingly, the holders of a majority of the shares present at a meeting of shareholders will be able to elect all of the directors of USA Telcom Internationale, and the minority shareholders will not be able to elect a representative to USA Telcom Internationale's board of directors. (See "DESCRIPTION OF SECURITIES.")

Arbitrary Offering Price

The Offering Price of the Common Stock bears no relation to book value, assets, earnings or any other objective criteria or value. They have been arbitrarily determined by USA Telcom Internationale. There can be no assurance that, even if a public trading market develops, the Common Stock will attain market values commensurate with the Offering Price.

No Foreseeable Dividends

USA Telcom Internationale does not anticipate paying dividends on its Common Stock in the foreseeable future but plans to retain any and all earnings for the operation and expansion of its business. (See "DESCRIPTION OF SECURITIES.")

USE OF PROCEEDS

Following the sale of 15,000,000 shares of common stock, the gross proceeds to USA Telcom Internationale will be $1,500,000. USA Telcom International anticipates using these funds for the following purposes:

Use of Proceeds:                                 Amount:

Working Capital                                $1,500,000
Total                                          $1,500,000

Management anticipates expending these funds for the purposes indicated above. To the extent that expenditures are less than projected, the resulting balances will be retained and used for general working capital purposes or allocated according to the discretion of the Board of Directors.
Conversely, the extent that such expenditures require the utilization of unds in excess of the amounts anticipated, supplementing amounts may be drawn form other sources, including, but not limited to general working capital and/or external financing. The net proceeds of this offering that are not expended immediately may be deposited in interest or non-interest bearing accounts, or invested in government obligations, certificates of deposit, commercial paper, money market mutual funds or similar investments.

DETERMINATION OF OFFERING PRICE

The offering price is not based upon USA Telcom Internationale's net worth, total asset value, or any other objective measure of value based upon accounting measurements. The offering price is determined by the Board of Directors of USA Telcom Internationale and was determined arbitrarily based upon the amount of funds needed by USA Telcom Internationale to start-up the business.

DILUTION

"Dilution" is the difference between the public offering price of a security such as the Common Stock, and its net tangible book value per share immediately after the Offering, giving effect to the receipt of net proceeds in the Offering. "Net tangible book value" is the amount that results from subtracting the total liabilities and intangible assets of an entity from its total assets. (Net Book Worth of Company)Giving effect to the sale by USA Telcom Internationale of all Shares at the public offering price, the pro-forma net tangible book value of USA Telcom Internationale would be approximately $1499017.00 or approximately $0.099 per share, which would represent a $0.104 immediate increase in net tangible book value per share and $0.001 per share dilution to new investors.

The following table illustrates the pro forma per Share dilution:


Price to Public [1]                             $0.01

Net tangible book value per Share before
Offering [2]                                     -0.005

Increase Attributable to purchase of stock
by new investors [5]                             0.104

Net tangible book value per Share after
offering [2],[3],[4]                             0.099

Dilution to new investors [6]                    0.001

Percent Dilution to new investors [7].           1%

[1]	Offering price before deduction of offering expenses.

[2]	The net tangible book value per share before the offering ($-0.005) is determined by dividing the number of Shares of Common Stock outstanding into the net tangible book value of USA Telcom Internationale.

[3]	The net tangible book value after the offering is determined by adding the net tangible book value before the offering to the estimated proceeds to the Corporation from the current offering.

[4]	The net tangible book value per share after the offering ($0.099) is determined by dividing the number of Shares that will be outstanding after the offering into the net tangible book value after the offering as determined in note 3.

[5]	The Increase Attributable to purchase of stock by new investors is derived by taking the net tangible book value per share after the offering ($0.099) and subtracting from it the net tangible book value per share before the offering ($-0.005) for an increase of $0.104

[6]	The dilution to new investors is determined by subtracting the net tangible book value per share after the offering ($0.099) from the public offering price ($0.010), giving a dilution value of ($0.001).

[7]	The Percent Dilution to new investors is determined by dividing the
    Dilution to new investors ($0.001) by the Price to the Public ($0.010) giving a dilution to new investors of 1%.

PLAN OF DISTRIBUTION

USA Telcom Internationale will sell a maximum of 15,000,000 shares of its Common Stock, par value $.001 per Share, to the public on a best efforts basis. No underwriter has been retained by USA Telcom Internationale.
The public offering price of the shares may be modified, from time to time, by amendment to this Prospectus in accordance with changes in the market price of USA Telcom Internationale's common stock. USA Telcom Internationale anticipates are no sales commission.
The shares are offered by USA Telcom Internationale subject to prior sale and subject to approval of certain legal matters by counsel. USA Telcom Internationale reserves the right to reject any subscription in whole or in part, for any reason or for no reason.

OPPORTUNITY TO MAKE INQUIRIES

USA Telcom Internationale will make available to each Offeree, prior to any sale of the shares, the opportunity to ask questions and receive answers from USA Telcom Internationale concerning any aspect of the investment and to obtain any additional information contained in this Memorandum, to the extent that USA Telcom Internationale possesses such information or can acquire it without unreasonable effort or expense.

PROCEDURES FOR SUBSCRIBING

Each investor purchasing any of the shares offered hereby will be required to execute a Subscription Agreement which will contain, among other provisions, representations as to the investor's qualifications to purchase the common stock and his ability to evaluate and bear the risk of an investment in USA Telcom Internationale, and will contain an acknowledgment of the receipt of the opportunity to make inquiries and obtain additional information.

LEGAL PROCEEDINGS

There are no material legal proceedings involving USA Telcom Internationale that are known to USA Telcom Internationale as of the date of this prospectus, or that are known to have been threatened against USA Telcom Internationale as of the date of this Prospectus.

DIRECTORS, EXECUTIVE OFFICERS, PROMOTERS AND CONTROL
PERSONS

The names, addresses, ages, and respective positions of the current directors and officers of USA Telcom Internationale are as follows. Each director is elected for a term of one year, or until their replacement is elected. The Board of Directors appoints the executive officers for a term of one year, or until their replacement is appointed.

Name                             Age                   Position

Allen Jones                       62            President/CEO/Director
Michael F. Browning               65          Secretary/Treasure/Director
ALLEN JONES
Mr. Jones is the President/CEO of USA Telcom Internationale.
EDUCATION	          Kansas State College
                    Pre-Veterinary Medicine

PROFILE	            Bottom line responsibility with demonstrated record of
                    success in company turnaround and rapid growth situations through operations improvement and operating efficiencies. Strong background of successful, effective experience with multi-million dollar responsibility, which proves the ability to build a business into a growing, sound and profitable operation using strong financial and marketing strategies. An excellent negotiation strategist, creative problem-solver and consummate "dealmaker".

SUMMARY OF QUALIFICATIONS

                    *Rapid and accurate analysis of people and situations. *Excellent tact and diplomacy in reacting to individuals and situations.
                    *Adept at recognizing and adjusting to the needs of others. *Profit and people-minded.
                    *Enhanced professional negotiation skills in the foreign
                     marketplace.
                    *Interpersonal skills in the international forum.

PROFESSIONAL EXPERIENCE

1998 to Present	     PRESIDENT/CEO
                     USA Telcom, Inc., Nevada, Proposed large capital NASDAQ registration, 1999. (BCC) Business Cooperation
                     Contract, 30 year license with Vietel Corporation,
                     Vietnam Army Telecommunications for country Vietnam which includes:

                     1900 Mhz CDMA Mobile Telcom,
                     Wireless local loup residential telcom and International Gateway USA-Vietnam Telcom.

                     1996 Feasibility Study, P & L accumulative ten year estimate, US $3.3B for Vietnam Telecommunications BCC license.

13 June-23 Sept. 1998
                     EXECTUVIE VICE PRESIDENT/FINANCIAL DIRECTOR
                     Harrison Digicom (Resigned after completing due diligence) Air Tel/SGN ETMC

1992 to 1998	        PRESIDENT & CEO
                     American Ventures International
                     AMVI International
                     AMVI Humanitarian Development
                     Trade Development and Investment Projects in Vietnam

1990 to 1991	        PRESIDENT & CEO
                     Equities International
                     Greek and Turkey hydra foil vessel tourist development U.S. Navy, Textron and Korean Navy, vessel technology transfer

1985 to 1990	        ASSOCIATED INTERNATONAL INDUSTRIES, INC.
                     President
                     International trading USA, China, Honk Kong and Korea.

1985 to 1988	        ASSOCIATED RECREATIONAL INDUSTRIAL, INC.
                     President
                     Resort development.

1982 to 1984	        CORPORATE RESORT MEMBERSHIP SALES
                     President
                     Membership sales throughout California and Arizona. Company sold in 1984. Total sales $2.7MM.

1977 to 1983	        CORPORATE DEVELOPMENT OF 100 ACRES, 25
                     PARCEL HILLSIDE DEVELOPMENT
                     President
                     Project sold in 1983.  Booked $2.9MM development loan.

1978 to 1982	        CORPORATE DEVELOPMENT OF 300 ACRES
                     RECREATIONAL VEHICLE PARK
                     President
                     Business sold in 1982.

1977 to 1982	        JONES DEVELOPMENT, INC., Orange County, California
                     President and CEO
                     Secured Santa Ana development agency contract to master of four acres across from Federal Court House. Secured J.V. with Coldwell Banker Investment for a seven story mid-rise and thirteen-story hi-rise office buildings and parking facility. Sold project in 1982.

1967 to 1977	        Owned and operated two liquor marts in Los Angeles County, from 1967 to 1974 and three liquor, grocery and deli marts in Orange County, from 1975 to 1977. Annual sales were $2.2MM from 1975 to 1977. All stores sold by September
                     1977, anticipating the elimination of fair trade. Fair trade ended May 1978.

1961 to 1969	        BUILDING MAINTENANCE CORPORATION, Los Angeles,
                     California
                     President and CEO
                     Building maintenance services including insurance claim repairs.


MICHAEL F. BROWNING

EDUCATION:	          B.S. - School of Business Administration - University
                     Arizona 1956

CAREER PROFILE:	     Real Estate Development Executive with extensive
                     experience in real estate development, marketing, acquisitions and management with major development companies, brokerage companies and financial institutions. Experienced in Financial Feasibility
                     Analysis, Property Entitlements, contract negotiations, marketing, financing, development management and asset management.

EMPLOYMENT HISTORY:

1993 to Present	     UNI-MED REALTY ADVISORS, Inc., Newport Beach,
                     California
                     Partner

                     Uni-Med Realty Advisors is a firm engaged in medical related real estate including consulting services, brokerage and property management.

                     The corporation provides consulting services to major hospitals in Southern California and with a national healthcare organization which owns hospitals throughout the country. Property management assignments includes hospital and privately owned medical office buildings totaling over 900,000 square feet. The partnership acts as the exclusive leasing agent of office buildings in Southern California.

1987 to 1993	        BENTALL DEVELOPMENT CO., Santa Ana, California
                     Vice President Development

                     Bentall Development Company is a wholly owned U.S. subsidiary of Bentall Corporation, a privately owned Canadian development,investment and property management company with assets in excess of $600 million.
                    	Assembled, managed and directed the activities of a 10
                     person professional development team. Analyzed and acquired ten development sites and two investment properties, including a 300,000 square foot office project and a 100,000 square foot office project. Developed three industrial parks, a 10-story, 210,000 square foot Class "A" office building with a seven level, 700 car parking structure. Assembled a city block in downtown San Diego, which was entitled for 500,000 square feet of office with subterranean parking. Created a joint venture for development of a 175,000 square foot office building and parking structure in South Orange County and secured all required entitlements. Reported to the president of USA Telcom Internationale.

1997 to 1987	        COLDWELL BANKER COMMERCIAL GROUP REAL
                     ESTATE DEVELOPMENT SERVICES, Newport Beach,
                     California
                     Vice President and Manager, Newport Beach Office

                     Managed a directed a team of development professionals in consulting development operations. Developed for clients on a fee basis office buildings, industrial buildings and shopping centers in Southern California, Arizona and New Mexico. Provided clients with all development functions, including feasibility, entitlement, selection and direction of consultants, selection and management of general contractors, budgeting, arranging financing and marketing the projects.

1976 to 1977	        BENEFICIAL STANDARD PROPERTIES, INC., Los Angeles,
                     California
                     Director of Industrial Marketing and Property Maintenance Managed a large life insurance company, commercial and industrial real estate investment portfolio, including industrial buildings and parks for lease or for sale, neighborhood and regional shopping centers, a mobile home park and multi-tenant residential projects.
                     Reported directly to the president of USA Telcom Internationale.

1975 to 1976	        STONEBRIDGE EQUITIES CORPORATION, Laguna Beach,
                     California
                     Partner

                     A partner is a company formed to package real estate development projects for sale to investors. Projects included a 125 acre mixed use project in Southern California, neighborhood shopping center and a single family residential project in Riverside, California.

1974 to 1975	        TROY EQUITIES CORPORATION, Irvine, California
                     Vice President, Investments

                     Identified, underwrote and acquired investment properties for Troy Investment Fund, a public fund. Projects included neighborhood shopping centers, high rise residential building and a large industrial park.

1959 to 1974	        PACIFIC MUTUAL LIFE INSURANCE COMPANY,
                     Newport Beach, California
                     Director of Real Estate
                     Managed a large portfolio of investment properties, including industrial buildings, office buildings, regional shopping centers.
                     Responsibilities included asset management, development management, major lease negotiations, acquisitions and sales.

LICENSE;	            REAL ESTATE BROKER - California


Managers

                             RUSSELL F. ORNBURN

Sterling Industries, Inc.	1998 - Present
Country Managing Director - Vietnam

Executive Management responsible for international business development and corporate financial management. Retain and further development of appropriate level Management and Technical relationships with DGPT, VNPT, SPTC, VTI and other Telecommunications regulatory entities in Vietnam. Technical development of CDMA, PCS, WLL, VoIP Networks, IPLC, International Gateway, Sonet, International Satellite System and other technologies.

Lucent Technologies Asia Pacific Inc.	1996-1998
Country Managing Director - Vietnam

Corporate Licensing, Management of offices in Hanoi and Ho Chi Minh City, Vietnam. Develop appropriate level Management and Technical relationships with DGPT, VNPT, SPTC, VTI and other Telecommunications regulatory entities in Vietnam Development of Technical development of CDMA, PCS, WLL, VoIP
Networks, IPLC, International Gateway, Sonet, other technologies such as WDM and DWDM.

AT&T Asia Pacific Inc.	1995-1996
Country Managing Director - Vietnam

Corporate Licensing, Management of offices in Hanoi and Ho Chi Minh City, Vietnam. Develop appropriate level Management and Technical relationships with DGPT, VNPT, SPTC, VTI and other Telecommunications regulatory entities in Vietnam Development of Technical development of CDMA, PCS, WLL, International Gateway, and other technologies WDM and DWDM

Global Development Group Ltd.	1994-1995
Vice President, Vietnam Operations

Implement business relationships within the Pacific Rim and Vietnam development of business opportunities in Import-Export and Telecommunications. Initiate management and technical relationships with appropriate offices of the Government of Vietnam for development of business.

Department of State	1992-1994
Division Chief

Managed Inter-Agency Liaison Office, Chief Liaison Officer, Information Management (IM) Facilities Branch head. Managed Technical Operations Office consisting of twenty-four personnel for Engineering, survey, development, design, and construction of IM associated International Facilities.

Department of State	1979-1992
Program Manager

Manager facility design group for international development of state-of-the-art telecommunications systems

Dataproducts Corporation	1977-1979	Alvaradio Industries Inc. 	1975-1977

Senior Product Engineer	Test & Production Supervisor

Yaron Labratories George Yaron & Son	1973-1975

Manager


Other Military and Civilian experience may be provided upon request if needed.

Other Qualifications
Member of New York Academy of Science
General Class Commercial FCC License with Ships Radar Endorsement
Barons: Who's Who of Vietnam
Barons: Who's Who of the Pacific Rim
Barons: Who's Who in the, World
India: indo-ASEAN Who's Who

Other Information and References Upon receipt of request.




                            TRAN HOP THANH

EDUCATION                          B.E (Metallurgical Engineering)
                                  	Technological University of Hanoi, 1963
                                  	POST GRADUATE TRAINING
                                  	(Magnetic Material Engineering)
                                  	Hermsdorf Material Laboratory, Gera,
                                   Germany, 1978
                                  	Ph. D (Applied Physics)
                                  	University of Hanoi, 1989.

Professional Record

1.  Technical Management and Administration.

Jul 1994 - Present                 Director of Advanced Ceramic Company,
                                   Ministry of Science-Technology - Environment

May 1988 - Jul 1994                Director of Electro - Acoustic and
                                   Advanced Ceramic Company,
                                   National Center for Technical Progress.

Mar 1985 - May 1988                Technological Director of Post and
                                   Telecommunication Equipment Enterprise,
                                   Directorate General of Posts and
                                   Telecommunications of Vietnam.

Sep 1979 - Mar 1985                Manager of Magnetic Material Department,
                                   PTEE.

Sep 1963 - Sep 1979          Engineer of Technological Department, PTEE.


2. Additional Information.


1980-1985                           Director of National Research Program on
                                    Magnetic Materials And their Applications.

1984-1987                           Technological Director of a one million
                                    $US - worth project funded by United
                                    Nations for Development Program (UNDP).

1988-1993                           Director of National Research Program on
                                    Electro Acoustic Technology.

1988-1995                           Technological Director, then member of
                                    Board of Directors of Thaibinh Glass
                                    -Ceramic joint-ventur Enterprise.

1993-1995                           Consultant on Materials in using tiles
                                    production forTAICERA.

1995-1996                           Consultant on Technological Production
                                    of Tiles for HHC Company

Jan 1996 - Present                  Consultant on Investment and Trade for AVI.


                                           Foreign Languages.

English:                             Read, write and speak.

Russian, French:                     Read technical books.

Foreign Travel.

Austria                 Germany*                 Russia
China                   Hungary*                  Thailand
France                  Italy.

Note: * Multiple visits

References:

Dr. Dang Xuan Cu. Vice, Director, National Center for Technical
Progress, Hanoi, Vietnam.

Eng. Vu Van Luan, Vice General Director, Genera Company of
Vietnam Posts and Telecommunication (VNPT).





SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND
MANAGEMENT
At the present time, 200,000 shares of USA Telcom Internationale have been issued. In Octomber of 1999, 6,800,000 shares were authorized to be issued to Anatol Fin. 200,000 shares were also authorized to be issued to AVI.
However, the Anatol Fin. shares have not been issued and do not plan to be issued.

DESCRIPTION OF SECURITIES
The authorized capital stock of USA Telcom Internationale consists of 25,000,000 shares of Common Stock, $0.001 par value per share. The holders of Common Stock (i) have equal ratable rights to dividends from funds legally available therefore, when, as, and if declared by the Board of Directors of USA Telcom Internationale; (ii) are entitled to share ratably in all of the assets of USA Telcom Internationale available for distribution upon winding up of the affairs of USA Telcom Internationale; (iii) do not have preemptive subscription or conversion rights and there are no redemption or sinking fund applicable thereto; and (iv) are entitled to one non-cumulative vote per share, on all matters on which shareholders may vote at all meetings of shareholders. As of the date of this memorandum, USA Telcom Internationale had 0 shares of common stock outstanding.

The rights and preferences of the Preferred Stock may be set by the directors of USA Telcom Internationale. To date, no Preferred Stock has been issued, and the directors have not identified any of the rights or preferences thereof.

NON-CUMULATIVE VOTING

The holders of Shares of Common Stock of USA Telcom Internationale do not have cumulative voting rights, which means that the holders of more than 50% of such outstanding Shares, voting for the election of directors, can elect all of the directors to be elected, if they so choose. In such event, the holders of the remaining Shares will not be able to elect any of USA Telcom Internationale's directors. After the present offering is completed, if all of the shares offered are sold to the public, the public shareholders will own approximately 50% of the outstanding shares of USA Telcom Internationale.

DIVIDENDS

USA Telcom Internationale does not currently intend to pay cash dividends. USA Telcom Internationale's proposed dividend policy is to make distributions of its revenues to its stockholders when USA Telcom Internationale's Board of Directors deems such distributions appropriate. Because USA Telcom Internationale does not intend to make cash distributions, potential shareholders would need to sell their shares to realize a return on their investment. There can be no assurances of the projected values of the shares, nor can there be any guarantees of the success of USA Telcom Internationale.

A distribution of revenues will be made only when, in the judgment of USA Telcom Internationale's Board of Directors, it is in the best interest of USA Telcom Internationale's stockholders to do so.
The Board of Directors will review, among other things, the investment quality and marketability of the securities considered for distribution; the impact of a distribution of the investee's securities on its customers, joint venture associates, management contracts, other investors, financial institutions, and USA Telcom Internationale's internal management, plus the tax consequences and the market effects of an initial or broader distribution of such securities. (See "RISK FACTORS - No Foreseeable Dividends.")

TRANSFER AGENT

USA Telcom Internationale has engaged the services of Pacific Stock Transfer, Las Vegas, Nevada, and expects to continue using them as the transfer agent for USA Telcom Internationale's stock.

INTEREST OF NAMED EXPERTS AND COUNSEL

Currently none. It is anticipated that shares may be issued to Shawn F. Hackman for legal fees.

DISCLOSURE OF COMMISSION POSITION ON INDEMNIFICATION
FOR SECURITIES ACT LIABILITIES

USA Telcom Internationale and its affiliates may not be liable to its shareholders for errors in judgment or other acts or omissions not amounting to intentional misconduct, fraud, or knowing violations of the law, since provisions have been made in the Articles of Incorporation and By-Laws limiting such liability. The Articles of Incorporation and By-Laws also provide for indemnification of the officers and directors of USA Telcom Internationale in most cases for any liability suffered by them or arising out of their activities as officers and directors of USA Telcom Internationale if they were not engaged in intentional misconduct, fraud, or knowing violations of the law. USA Telcom Internationale's Articles of Incorporation and By-laws limit the liability of directors and officers to the maximum extent permitted by Nevada law (Section 78.751). Therefore, purchasers of these securities may have a more limited right of action than they would have except for this limitation. Insofar as indemnification for liabilities arising under the Securities Act of 1933 (the "Act") may be permitted to directors, officers and controlling persons of USA Telcom Internationale pursuant to the foregoing provisions, or otherwise, USA Telcom Internationale has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable.

                       ORGANIZATION WITHIN LAST FIVE YEARS

Not Applicable.

                              DESCRIPTION OF BUSINESS

USA Telcom Internationale was incorporated in the State of Nevada on November 5, 1998. USA Telcom Internationale was originally incorporated as USA Telecom on November 5th, 1998. On November 10th, 1998, the corporation changed its name to USA Telcom. On April 28th, the corporation changed its name to USA Telcom Internationale.

Business of Issuer

                       TELECOMMUNICATIONS PROJECT COMPLETION

USA Telcom Internationale plans develop, build and assist in the operation of state-of-the-art Telecommunications Networks and Systems within Vietnam. We will also focus on the establishment of International Gateway-portals and the latest packet switching technology to assure full data, voice and video capabilities in Vietnam. We are proposing that USA Telcom Internationale engineer, furnish and install a complete turnkey network that meets and exceeds the current needs of Vietnam and our Licensed Telecommunications Service Provider Partner. The current plans of Vietnam indicate that the National system to be installed, shall be based on Code Division Multiple Access (CDMA) technology. The use of a system of this nature will allow the installation of wireless Local Loop (WLL) and Personal Communications Systems
(PCS). The network(s) to be installed will be configured utilizing the most advanced technology, which can be developed to a full Wideband System when this is needed.

It is anticipated that Vietnam needs to initiate the development of a network consisting of approximately 1,000,000 lines. USA Telcom Internationale will develop the fiscal resources necessary for achievement of requisite financing for this program as a continuation of our successful efforts to date in identifying financing sources. We may consider various business cooperation methodologies, which could include equity positions and revenue sharing.

PROPOSAL HIGHLIGHTS

USA Telcom Internationale will provide Vietnam an opportunity to build a state-of-the-art telecommunication network that will meet the growing demand in a timely and economical fashion. This project is envisioned as a complete turn-key solution which will assure our involvement for a period of ten (10) to fifteen (15) years for this project alone.

The actual number of lines to be developed within specific areas of Vietnam will depend upon the feasibility study to be initiated as part of USA Telcom Internationale development program.

In addition to employing the most advanced network architecture available, the scope of USA Telcom Internationale's proposal will include a phased approach to the turnkey implementation of this network. Our planning of this new network will include a platform to support quick and flexible provisioning of service to subscribers, this significantly reduces typical network operation, and maintenance costs.

USA Telcom Internationale is committed to assisting network Providers around the world in developing solutions to meet their telecommunications needs. Through partnerships and joint ventures with other technological leaders in Europe and Asia, we will develop and customize our products to meet local specifications.

SUMMARY

USA Telcom Internationale is eager to serve and assist Vietnam in reaching its network objectives. It is the goal of USA Telcom Internationale to provide Vietnam the technology and high-quality product performance demanded by your customers in this new information age. The expressed goal of technological excellence is a reflection of Vietnam's desire to participate in future global information networks. It is with this understanding of our shared values and compatible objectives that USA Telcom Internationale's proposal is under development for Vietnam.

Finally, USA Telcom Internationale is ready to assist with its experience and leadership in Project financing. It is also our intention to consider various investment and revenue sharing scenarios which will make USA Telcom Internationale's offer to Vietnam complete.

Reports to Security Holders

USA Telcom Internationale is not a reporting company as that term is defined in the Exchange Act of 1934. It has not sent out annual report to the shareholders, as those individuals are the executive officers and directors of USA Telcom Internationale and, therefore, have had access to all material information concerning USA Telcom Internationale. USA Telcom Internationale does not, at this time, intend to voluntarily elect to become a reporting company. Until such time as its reports are on file with the Securities & Exchange Commission, the issuer will voluntarily send annual reports, including audited financial statements, to holders of its common stock.

MANAGEMENT'S DISCUSSION AND ANALYSIS OF PLAN OF
OPERATION

USA Telcom Internationale, (the "Company") is a Nevada corporation formed on November 5, 1998. USA Telcom Internationale's offices are located at 3360 W. Sahara #200B, Las Vegas, NV 89102, (702) 876-6024.

Executive Overview

VIETNAM'S present and future development of its National Telecommunications Infrastructure and International connectivity to the world places this country in the unique position. The existent telecommunications systems contain equipment that does not meet today's international criteria and is in many cases inadequate to meet the needs of the future. Vietnam has however, make exceptionally strong efforts to correct this situation through the acquisition of networks and systems, which will meet these standards. Vietnam is committed to full transition to digital systems and is striving diligently to achieve appreciably greater teledensity. The recent development of Business Cooperation Contracts (BCC) with international telecommunications providers such as France Telecom and NTT, for installation of specific fixed line networks over the next fifteen (15) years is indicative of Vietnam's determination to develop networks, which will meet international standards.

To continue this progress and position, Vietnam as a nation on the cutting edge of today's telecommunication technology, we must now move forward to state-of-the-art Wireless Networking Systems that provide the latest technology developed to date. This system is based on Code Division
Multiple Access (CDMA) technology and provides those services needed in Vietnam today. With the development of CDMA networks such as Wireless Local
Loop (WLL) and Personal Communications Services (PCS) networks, Vietnam will be able to rapidly and economically meet the needs of the businesses and the people for access to the international market environment. This technology offers numerous benefits to both the service provider and the subscriber and has been identified as the technology of the future. Wireless Solutions, Switches and Transmission Equipment providing subscriber access network products that include digital subscriber loop network systems, access network systems, digital access and cross-connect systems, digital data network systems, ISDN, Broadband subscriber network system, which can be easily expanded to Wideband systems, are the features needed for Vietnam's National and International telecommunications networks. Added to these criteria's the installation of an International Gateway-portal using packet switching will afford reliable data, voice, fax and video accessibility to assure Vietnam's ability to develop and move into e-commerce on an international basis.

The redefinition of the telecommunications industry as a whole will create bold and exciting opportunities for Vietnam to take advantage of the synergy's between services and the appetites of consumers for those services, which are available as the result of advanced equipment installation.
The equipment installed within the operating systems must be engineered, designed and developed to assure that it will remain at the forefront of technology today. This equipment must meet or exceed International and United States standards and, as advances in technology occur through research leading to the development of new technology, the equipment provided must be designed to allow the upgrade of existing equipment during its lifecycle, vice the necessity of replacing equipment to achieve higher technological standards. This indicates that Vietnam must strive to meet its established objectives for the provision of cutting edge technology while achieving the objective of providing reliable telecommunication services to the end user of those systems.

Service providers face greater challenges today than they have never had to face before. The growth of new technologies, explosion of the Internet as a communications tool, the entry of new competitors into traditional markets, and the expectations of subscribers for new and better services have caused telephone companies, cable companies, and Internet service providers around the world to rethink their methods of doing business. How do you build a flexible network that lets you speed new services to market?

How can you grow your network quickly enough to respond to explosive growth of international telecommunications and concurrently maximize return on investment while effectively leveraging existing, or developing new infrastructure? The answers to these questions will determine how service providers succeed in the New World. The successful ones will become critical communications partners for their customers by being able to respond to changing business needs quickly and cost-effectively with new services meeting customer needs.

THE OBJECTIVES

The basic achievement of meeting the needs of the businesses and people of Vietnam will mean they must be successful in the introduction of state-of-the-art telecommunications media and meeting the demands of the customers. This mandates the use of the latest telecommunications technology and equipment available on the market today. The United States of America is the source of the most advanced technology available today.

Countries desiring to place themselves at the pinnacle of technologically advanced telecommunication systems and networks seek American technology. Vietnam realizes and firmly believes that technology and equipment developed in the United States provides exceptional connectivity and functional capabilities internationally. We of USA Telcom Internationale will be an American Company assisting Vietnam in the development of these goals.

It is essential that the telecommunications networks, equipment and services provided be of high reliability and optimal technical performance. One attribute that has a direct bearing on any network performance is the commitment to quality exhibited by the equipment and service provider. USA Telcom Internationale is committed to the goal of providing the highest technology and best quality in the world today.

GOALS OF USA TELCOM INTERNATIONALE

Vietnam has firmly stated that CDMA will be established as the national standard. The goal of USA Telcom Internationale is to establish such networks in Vietnam and develop other telecommunications systems and networks needed by Vietnam.

To accomplish this goal, it will be necessary to perform the following functions relating to network resolution, design and development, equipment provision, installation, training and operational services provided.

1. Development of a U.S. Standard feasibility study needed to determine the network best which will assure that the highest standards are provided to serve the needs of Vietnam.
2. Based on the determinations reached in the completed feasibility study, complete the design of the systems and network to be installed.
3.	Acquisition of all necessary equipment and services necessary to install this network and place it in operation.
4.	Provide adequate training for the operators of the network and assist in the operation thereof.

The achievement of these four (4) goals will assure that the Network placed in operation meets full international standards.

                 COMPLETION OF A FEASEBILITY STUDY

As mentioned elsewhere, a complete independent feasibility study is required to assure the viability of the project. As an example of this requirement and its impact on the development of proposed projects, the following excerpts from U.S. Trade Development Agency (TDA) documentation are provided as well as comments thereupon.

What are Feasibility Studies?

Feasibility Studies--which evaluate the technical, legal, economic, and financial aspects of a development project in the concept stage are TDA's most important finding activity. Since these project plans are required by financial institutions to assess the creditworthiness of a project before it can go forward, they provide American firms the opportunity to get in on the "ground floor" of a project. Feasibility studies typically include procurement plans, contact information, technical data, financial information, and market studies which are essential information for investors, developers, as well as providers of goods and services (including small businesses).

TDA-funded feasibility studies also advise project sponsors about the availability of specific U.S. equipment and services and advice that leads to the use of U.S. goods and services in the project's implementation. For example, a recent TDA study on a wastewater treatment plant in South America resulted in the sponsor buying millions of dollars of U.S. pollution control equipment that was specified in the feasibility study.

VIETNAM'S ELIGIBLITY - Vietnam is now an approved Country for TDA assistance.

EFFECT ON U.S. JOBS - Our program is designed to increase American jobs through increased exports as well as to support the economic development of the host nation. TDA will not fund a project if it develops jobs overseas at the expense of jobs here at home.

WORKING WITH OTHER TRADE PROMOTION AGENCIES - TDA learns of many viable public and private sector projects from the Commerce Department's U.S. and Foreign Commercial Service (US&FCS) and the State Department's economic and commercial officers. We work closely with these agencies to identify projects and gauge the likelihood of their implementation. TDA-funded feasibility studies often are used by the Overseas Private Investment Corporation
(OPIC) and the Export-Import Bank of the United States (Ex-Im). Proposals often dovetail with OPIC and Ex-Im requirements.

The development of a feasibility study is absolutely necessary to assure the viability of the project(s) to be developed and must occur as a separate project, prior to final determination and development of the overall telecommunications infrastructure.

All TDA activities are carried out by U.S. firms assuring the reliability of the information provided that the study is in fact an independent activity.


	PROJECT FACILITY SURVEY, DESIGN AND DEVELOPMENT

After the Feasibility Study has been completed, the project development based thereupon will be initiated. The synopses of these requirements are provided in this general description. The services required shall be organized in the following Phases.

Phase I - Survey Services
Phase II - Design Services
Phase III - Facility Construction and Installation Services

1.0 Phase 1 - Survey Services

1.	Phase 1 Services shall include the survey of all required facilities, sites and associated telecommunications; functions required for completion of the project as described and identified within the completed feasibility study. This consists of the gathering of information about the existing conditions of the facilities, including their spatial configurations, their utilities, and their mechanical, electrical and structural systems. The Company shall review the facilities specifically in light of integration of the specific identified telecommunication project. Complete report(s) will be developed on the project potential and estimated costs associated with this project for all segments thereof including renovation and installation of required facility and support equipment. The reports of the surveys shall be concluded as part of Phase I and will include all pertinent information required for development of the project.

2.	In addition to project survey data, the report will also set forth all utility requirements, zoning restrictions, local building code requirements, licensing requirements, visa requirements, customs requirements and logistics problems, local labor availability, resident and work permits, housing, and availability of materials, services and equipment. In general the requirements of the latest edition of U.S.A. and International Codes shall be utilized in the completion of this stage of the project.

2.0 Phase II - Design Services

1. This submission will include the overall view of all the existing conditions, utilities, mechanical and electrical systems, and be developed in the form of "As Built Drawings". This submission should also include the heating, ventilating, air-conditioning, plumbing, electrical and other special systems including general facility requirements.

2.	Prepare drawings showing new work to be performed at all affected locations and changes required for existing facilities as required, these shall include site plans, floor plans, elevations and other drawings illustrating the scale and relationship of proposed and existing project components. The work to be performed shall be described in a "Statement of Work". Conceptual drawings shall include a Bill of Materials (BOM) and an initial list of Equipment required.

3.	Develop preliminary project schedules and cost estimates for work necessary for completion of the project, this shall include design, acquisition of materials, equipment, labor, and construction. Prepare an estimate for the design, and provide an estimated construction cost for each post.

2.0 Phase III - Facility Construction and Installation Services

USA Telcom Internationale shall, upon conclusion of all functions mentioned above, develop and complete the construction requirements developed for the project in cooperation with the Vietnamese partner. The Vietnamese partner shall assist in the acquisition of those construction services and personnel required for completion of the construction necessary for the project. The contractor shall be required to support its own construction activities by providing all services desired herein.

USA Telcom Internationale shall provide adequate Project Management and support services to assure that the construction and installation needed under this requirement is concluded in a timely manner and in accordance with the approved design of the project.

The services to be provided may include, but are not limited to:

1.	All labor, materials, equipment, administration, and site(s) supervision necessary to complete the construction at each site as depicted by the Construction Documents shall be part of this requirement.

2.	Receipt, storage, warehousing, issue, management, safeguarding and transportation of all materials, equipment and supplies.

3.	Preparation and review of all shop drawings, samples, tests, submittals, and substitutions for subsequent approval by the Project Manager.

4.	All construction services including structural, mechanical, electrical engineering services, as well as routine administration, coordination of various disciplines involved. This stage of the development shall be concluded in accordance with the standards established for the project.

5.	Quality Control shall be part of this requirement. The time stated for completion of the project shall include final cleanup of the site(s).

6. The U.S. Project Manager shall have the authority to issue a temporary stop work order when the execution of any particular phase of demolition/ construction will directly endanger the lives of site personnel.

                      DESCRIPTION OF PROPERTY

USA Telcom Internationale owns no real property. It leases the office space used as USA Telcom Internationale's principal offices.

           CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

None

          MARKET FOR COMMON EQUITY AND RELATED STOCKHOLDER
                               MATTERS

There is no market established for USA Telcom Internationale's common stock. There are currently no holders of USA Telcom Internationale'c common stock.

                         EXECUTIVE COMPENSATION

The officers and directors will receive compensation once a compensation plan is approved. The amount of their compensation will be based upon the profitability of the corporation.

                          FINANCIAL STATEMENTS

As USA Telcom Internationale is a startup, there have been no previous audited financial statements prepared. USA Telcom Internationale will provide such statements upon completion of this offering. Preliminary financial statements are provided as part of the Registration Statement on file with the Securities and Exchange Commission.

                CHANGES IN AND DISAGREEMENTS WITH ACCOUNTANTS ON
                    ACCOUNTING AND FINANCIAL DISCLOSURE
None

                   INDEMNIFICATION OF DIRECTORS AND OFFICERS

The Officers and Directors of USA Telcom Internationale are accountable to
USA Telcom Internationale as fiduciaries, which means such Officers and Directors are required to exercise good faith and integrity in handling USA Telcom Internationale's affairs. A shareholder may be able to institute legal action on behalf of himself and all other similarly situated shareholders to recover damages where USA Telcom Internationale has failed or refused to observe the law.
Shareholders may, subject to applicable rules of civil procedure, be able to bring a class action or derivative suit to enforce their rights, including rights under certain federal and state securities laws and regulations. Shareholders who have suffered losses in connection with the purchase or sale of their interest in USA Telcom Internationale due to a breach of a fiduciary duty by an officer or director of USA Telcom Internationale in connection with such sale or purchase, including the misapplication by any such Officer or Director of the proceeds from the sale of these securities, may be able to recover such losses from USA Telcom Internationale.
USA Telcom Internationale and its affiliates may not be liable to its shareholders for errors in judgment or other acts or omissions not amounting to intentional misconduct, fraud, or knowing violations of the law, since provisions have been made in the Articles of Incorporation and By-Laws limiting such liability. The Articles of Incorporation and By-Laws also provide for indemnification of the officers and directors of USA Telcom Internationale in most cases for any liability suffered by them or arising out of their activities as officers and directors of USA Telcom
Internationale if they were not engaged in intentional misconduct, fraud, or knowing violations of the law. USA Telcom Internationale's Articles of Incorporation and By-laws limit the liability of directors and officers to the maximum extent permitted by Nevada law (Section 78.751). Therefore, purchasers of these securities may have a more limited right of action than they would have except for this limitation. In the opinion of the Securities and Exchange Commission, indemnification for liabilities arising under the Securities Act of 1933 is contrary to public policy and, therefore, unenforceable.
USA Telcom Internationale will not acquire assets from its current management or any entity in which such management has a five percent or greater equity interest unless USA Telcom Internationale has first received an independent opinion as to the fairness of the terms of the acquisition. In negotiating the terms of the acquisition of the assets, management may be influenced by the possibility of future personal benefit from unrelated business dealings with such persons or entities. There can be no assurance that such conflict of interest will be adequately resolved in favor of USA Telcom Internationale and its Shareholders. The Officers and Directors are required to exercise good faith and integrity in handling USA Telcom Internationale's affairs. Management of USA Telcom Internationale has agreed to abide by this fiduciary duty.
It should be noted that this is a rapidly developing and changing area of the law. Investors are urged to consult their own legal counsel.

OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION

USA Telcom Internationale anticipates that it will incur, in addition to the commission associated with selling the common stock, additional legal and registration expenses. These anticipated costs are listed above (See "USE OF PROCEEDS.")

RECENT SALES OF UNREGISTERED SECURITIES

None

EXHIBITS

See attached exhibit list and exhibits.

UNDERTAKINGS

(a) USA Telcom Internationale agrees that it will:
(1) file, during any period in which it offers or sells securities, a post-effective amendment to this registration statement to

     (i) include any prospectus required by section 10(a)(3) of the Securities Act;

    (ii) reflect in the prospectus any facts or events which, individually or together, represent a fundamental change in the information in the registration statement.

Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement.

     (iii) Include any additional or changed material information on the plan of distribution.
(2) For determining liability under the Securities Act, treat each post-effective amendment as a new registration statement of the securities offered, and the offering of the securities at that time to be the initial bona fide offering.
(3) File a post-effective amendment to remove from registration any of the securities that remain unsold at the end of the offering.

(e) Insofar as indemnifications for liabilities arising under the Securities Act of 1933 (the "Act") may be permitted to directors, officers and controlling persons of USA Telcom Internationale pursuant to the foregoing provisions, or otherwise, USA Telcom Internationale has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable.

                                 SIGNATURES

         In accordance with the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form SB-2A and authorized this registration statement to be signed on its behalf by the undersigned, thereunto duly authorize, in the City of Las Vegas, State of Nevada.

                                             USA TELECOM INTERNATIONALE

                                             By:/s/
                                                Allen Jones, President



Exhibit List:


3.1              Articles of Incorporation
3.2              Certificate of Amendment to Articles of Incorporation
3.3              Certificate of Amendment to Articles of Incorporation
3.4              By Laws
24.1             Power of Attorney
99.1             Financials